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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated September 8, 2000, accompanying the financial statements and schedules included in the Annual Report of BioShield Technologies, Inc. and Subsidiary on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BioShield Technologies, Inc. and Subsidiary on Forms SB-2 (File No. 333-57767, effective September 30, 1998 and Post-Effective Amendment No. 1 to Form SB-2 File No. 333-57767, effective May, 1999), on Form S-8 (File No. 333-79149, effective May 24, 1999) on Form SB-2 (File No. 333-94395, effective January 20, 2000), on Form SB-2 (File No. 333-95415, effective February 6, 2000), Form S-8 (File No. 333-33606, effective April 10, 2000), Form S-3 (File No. 333-35660, effective
         2000 and Post-Effective Amendment No. 1. to Form S-3, File No. 333-35660, effective July 31, 2000) and Form S-4 (File No. 333-42962, effective August 14, 2000).

         /s/ Grant Thornton, LLP
         -----------------------

         Atlanta, Georgia
         September 8, 2000